UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 11, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 11, 2009, DuPont Fabros Technology, Inc. issued a press release revising its guidance on 2009 results of operations and dividend and issuing guidance on 2010 dividend. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 11, 2009, DuPont Fabros Technology, Inc. issued a press release announcing that its subsidiary, DuPont Fabros Technology, L.P., has priced an offering of $550 million aggregate principal amount of senior notes due December 15, 2017. A copy of this press release is furnished as Exhibit 99.2 to this current report on Form 8-K and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release, dated December 11, 2009, revising 2009 guidance and issuing 2010 guidance.

Exhibit 99.2	Press release, dated December 11, 2009, announcing the pricing of the senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 11, 2009	/s/ RICHARD A. MONTFORT, JR.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release, dated December 11, 2009, revising 2009 guidance and issuing 2010 guidance.

Exhibit 99.2	Press release, dated December 11, 2009, announcing the pricing of the senior notes.